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                                                                    Exhibit 10.1

                            ALIGN TECHNOLOGY, INC.

                             AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

          This Amended And Restated Investor Rights Agreement (the "Agreement") is entered into as of the 13th day of September, 2000, by and among Align Technology, Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock (the "Series A Stock") set forth on Exhibit A
                                                                       ---------
hereto, the holders of the Company's Series B Preferred Stock (the "Series B Stock") set forth on Exhibit B hereto, the holders of the Company's Series C
                     ---------
Preferred Stock (the "Series C Stock") set forth on Exhibit C hereto, the
                                                    ---------
holders of the Company's Series D Preferred Stock (the "Series D Stock") set forth in Parts I and II of Exhibit D hereto and the purchasers of the Company's
                           ---------
Series D Stock set forth in Part III of Exhibit A of that certain Series D
                                        ---------
Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and Part III of Exhibit D hereto. The holders of the Series A
                            ---------
Stock, the holders of the Series B Stock, the holders of the Series C Stock, the holders of the Series D Stock and the purchasers of the Series D Stock shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    Recitals

          Whereas, certain Investors hold shares of the Company's Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights and other rights provided pursuant to an Amended and Restated Investor Rights Agreement dated as of May 25, 2000 (the "Prior Agreement");

          Whereas, the Company and the Investors who hold Series A Stock, Series B Stock, Series C Stock and Series D Stock agreed in Section 5.6 (c) of the Prior Agreement that the Prior Agreement could be amended with only the written consent of the Company to include additional purchasers of shares of Series D Stock;

          Whereas, the Company proposes to sell and issue up to an additional 894,118 shares of its Series D Stock pursuant to the Purchase Agreement to the Investors set forth in Part III of Exhibit D hereto; and
                                   ---------

          Whereas, as a condition of entering into the Purchase Agreement, certain of the Investors have requested that the Company extend to any additional purchasers of the Series D Stock the registration rights, information rights and other rights as set forth in the Prior Agreement, which rights are restated in their entirety below.

          Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree that the Prior Agreement is amended and restated to read in its entirety as follows:
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SECTION 1.     GENERAL

     1.1  Definitions.

          As used in this Agreement the following terms shall have the following respective meanings:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public, or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act with aggregate proceeds in excess of $75,000,000.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities or the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifty Thousand Dollars ($50,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

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          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series D Holders" shall mean Investors that hold outstanding shares of Series D Stock and Investors that purchase Series D Stock pursuant to the Purchase Agreement and their permitted transferees and assigns.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "Shares" shall mean the Series A Stock, Series B Stock, Series C Stock and Series D Stock outstanding as of the date hereof and Series D Stock issued pursuant to the Purchase Agreement, all as held by the Investors listed on Exhibits A, B, C and D hereto and their permitted assigns.
----------  -  -     -

SECTION 2.     RESTRICTIONS ON TRANSFER; REGISTRATION.

     2.1  Restrictions on Transfer.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) The transferee (other than a transferee of Shares or Registrable Securities pursuant to Rule 144 or pursuant to a transfer of the type referred to in Section 2(a)(iii) below) has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement, opinion of counsel or agreement to be bound by this Agreement shall be necessary for a transfer by a Holder which is
(A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or to a trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

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          (b)  Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  Demand Registration.

          (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding or the holders of at least twenty
(20) percent of the Company's Common Stock issued or issuable upon conversion of the Series D Stock (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $20,000,000 (a "Qualified Public Offering"), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting

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(unless otherwise mutually agreed by a majority in interest of the Initiating
Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided however that the number of Shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

               (i) prior to the earlier of (A) the second anniversary of the date of this Agreement and (B) the date which is 180 days after the effective date of the registration statement pertaining to the Initial Offering; or

               (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2 for all Registrable Securities and two (2) registrations for the Holders of Series D Preferred Stock and such registrations have been declared or ordered effective; or

               (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes all reasonable good faith efforts to cause such registration statement to become effective; or

               (iv) if within ten (10) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; provided, that, (a) the Company makes all reasonable good faith efforts to file and cause to become effective within such 90 day period the registration statement pertaining to such Initial Offering and (b) such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

               (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that

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such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     2.3  Piggyback Registration.

          The Company shall notify all Holders in writing at least thirty (30) days prior to the initial filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, and registrations commenced pursuant to
Section 2.2, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing and the Company shall, subject to
Section 2.3(a), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities entitled and requested by the Holders to be included in the offering under this Section 2.3; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholder, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

     2.4  Form S-3 Registration.

          In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable and in any event within sixty (60) days of the receipt of such request, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or

               (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

               (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

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               (v)    in any particular jurisdiction in which the Company would
be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registrations or registrations pursuant to Section 2.2.

     2.5  Expenses of Registration.

          Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections
2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Sections 2.2 or 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights to a demand registration pursuant to Sections 2.2 or 2.4.

     2.6  Obligations of the Company.

          Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. If requested by any Initiating Holder, any registration effected pursuant to Section 2.2 or Section 2.4 will be a registration that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, in which case the applicable registration statement shall be kept effective until all securities covered thereby have been sold.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as

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may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Cooperate and assist in any filings to be made with the National Association of Securities Dealers.

          (j) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten

                                       9
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public offering and reasonably satisfactory to a majority in interest of the
Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.7  Termination of Registration Rights.

          All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

     2.8  Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.9  Indemnification.

          In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, stockholder, member, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection

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with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
        --------  -------
Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

           (D) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities pursuant to a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10  Assignment of Registration Rights.

           The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, member, stockholder, affiliate or retired partner or retired member of a Holder, (b) is a Holder's family member or is a trust for the benefit of an individual Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations) or 100% of the Registrable Securities held by the transferring Holder; provided, however, (i) the transferor shall, within fifteen (15) days
        --------  -------
after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11  Amendment of Registration Rights.

           Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 66-2/3% of the Registrable Securities then outstanding and holders of 76% of the outstanding Registrable Securities held by all Series D Holders. Any amendment or waiver effected in accordance with this
Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12  Limitation on Subsequent Registration Rights.

           After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to, or on parity with, those granted to the Holders hereunder.

     2.13  "Market Stand-Off' Agreement.

           Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

               (i) such agreement shall apply only to the Company's Initial Offering; and

               (ii) all officers, directors, one-percent security holders of the Company, and other persons holding a majority in interest of securities of the Company with registration rights (whether or not pursuant to this Agreement), enter into similar agreements.

           Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty
(180) day period.

     2.14  Rule 144 Reporting.

           (a) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

           (b) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

           (c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

           (d) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  Covenants Of The Company

     3.1   Basic Financial Information and Reporting.

           (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

           (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish to each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of operations and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

           (c) The Company will furnish to each Investor, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company as of the end of each such period, and a consolidated statement of operations and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

           (d) So long as an Investor (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish to each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget, business and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of operations and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.2   Inspection Rights.

           Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 to provide such access for any competitor of the Company or to any information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3   Confidentiality of Records.

           Each Investor agrees to use, and to use its best efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary, affiliate or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this
Section 3.3).

     3.4   Reservation of Common Stock.

           The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock, Series B Stock, Series C Stock and Series D Stock, all Common Stock issuable from time to time upon such conversion.

     3.5   Stock Vesting.

           Unless otherwise approved by the Board of Directors, all stock options, stock and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the date of issuance or such person's services commencement date with the Company, if earlier, and (b) seventy-five percent (75%) of such stock shall vest in monthly increments over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person. In addition, with respect to any shares of stock purchased by any such person, the Company shall have a right of first refusal with respect to all transfers of any such shares of stock (with customary exceptions for transfers in connection with estate planning and similar matters).

     3.6  Proprietary Information and Inventions Agreement.

          The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement.

     3.7  Real Property Holding Corporation.

          The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" ("USRPHC"), as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. (S) 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. (S) 1.897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

     3.8  Visitation Rights.

          For so long as any entity whose investment decisions are directed by QuestMark Advisers, LLC shall hold any of the Company's securities, the Company shall allow one representative designated by QuestMark Advisers, LLC to attend all meetings of the Company's Board of Directors in a non-voting capacity and, in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that
                                                      --------  -------
the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect Confidential Information, or for other similar reasons. For so long as any entity whose investment decisions are directed by any of Oak Hill Capital Partners, L.P., The Carlyle Group or ABS Ventures (the "Series D Investors") shall hold any of the Company's securities, the Company shall allow one representative designated by each Series D Investor, as applicable, to attend all meetings of the Company's Board of Directors (including the Executive Committee of the Board of Directors) in a non-voting capacity and, in connection therewith, the Company shall give each such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the
                                                --------  -------
Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

     3.9   Major Company Investments.

           Without the prior written consent of the holders of a majority of the outstanding Shares, voting separately as a class, the Company will not, and will not permit any of its subsidiaries to purchase or otherwise acquire (by merger, consolidation, reorganization, combination or otherwise), in one transaction or a series of related transactions, the capital stock or equity securities of any entity or all or any substantial portion of the assets of any person or entity, if the aggregate fair market value of the consideration paid or surrendered therefore equals or exceeds $50,000,000.

     3.10  Termination of Covenants.

           All covenants of the Company contained in Section 3 of this Agreement (except those contained in Sections 3.4; and those contained in Section 3.8, which Section 3.8 covenants shall expire on the second anniversary of the effective date of the Initial Offering) shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4.  RIGHTS OF FIRST REFUSAL

     4.1   Subsequent Offerings.

           Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any securities convertible into Common Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant, option or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant, option or right.

     4.2  Exercise of Rights.

          If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3  Issuance of Equity Securities to Other Persons.

          If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have 10 days after receipt of such notice to notify the Company of their election to purchase their pro rata portion of all or a portion of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety
(90) days thereafter to sell the Equity Securities in respect of which the Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Investors in the manner provided above.

     4.4  Termination of Rights of First Refusal.

          The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to, the Initial Offering.

     4.5  Transfer of Rights of First Refusal.

          The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties and subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.6  Excluded Securities.

          The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary for the primary purpose of soliciting or retaining their services, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, however, that following the effective date of this

Agreement, options, warrants or other Common Stock purchase rights to purchase more than an aggregate of 1,665,989 shares of the Company's Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) shall not be issued without the approval of the holders of at least seventy-six percent (76%) of the outstanding Series D Preferred.

          (b) stock issued pursuant to Common Stock purchase rights, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any Common Stock purchase rights, options and warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights, options or warrants;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination and approved by at least seventy-six percent (76%) of the outstanding Series D Preferred;

          (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e)  shares of Common Stock issued upon conversion of the Shares;

          (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or commercial credit arrangement from a bank or similar financial institution; and

          (g) any Equity Securities that are issued by the Company in its Initial Offering.

          (h) shares of Series D Preferred Stock issued at closings subsequent to the date of this Agreement as contemplated by the Purchase Agreement.

SECTION 5.  MISCELLANEOUS.

     5.1  Governing Law.

          This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     5.2  Survival.

          The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3  Successors and Assigns.

          Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4  Entire Agreement.

          This Agreement, the Exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     5.5  Severability.

          In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6  Amendment and Waiver.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities; provided, however, any
                                                  --------  -------
amendment or modification which adversely affects the rights, of the holders of Series D Stock shall require the written consent of the holders of at least 76% of the shares of Series D Stock.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least 66-2/3% of the Registrable Securities; provided, however, any waiver which adversely affects the rights, of
            --------  -------
the holders of Series D Stock shall require the written consent of the holders of at least 76% of the shares of Series D Stock.

          (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     5.7  Delays or Omissions.

          It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.8   Notices.

           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or the Exhibits hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.9   Attorneys' Fees.

           In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.10  Titles and Subtitles.

           The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11  Counterparts.

           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.12  Regulatory Matters.

           (a) Cooperation of Other Parties.  Each party hereto agrees to
               ----------------------------
cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and ABS Ventures, a copy of which is attached hereto as Exhibit E, regarding small
                                                ---------
business matters (the "Small Business Sideletter"), including without limitation, voting to approve the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), the Company's By-Laws or this Agreement in a manner reasonably acceptable to the parties and ABS Ventures or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a Regulatory Problem (as defined in the Small Business Sideletter). Anything contained in this Section 5.12 to the contrary notwithstanding, no party shall be required under this Section 5.12 to take any action that would adversely affect such party's rights under this Agreement or as a stockholder of the Company.

          (b)  Covenant Not to Amend.  The Company and each party agree not to
               ---------------------
amend or waive the voting or other provisions of the Certificate, the Company's By-Laws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter). Investor agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after ABS Ventures has notice of such amendment or waiver. Anything contained in this Section 5.12 to the contrary notwithstanding, no party shall be required under this Section 5.12 to take any action that would adversely affect such party's rights under this Agreement or as a stockholder of the Company.

          In Witness Whereof, the parties hereto have executed this Amended and Restated Investors Rights Agreement as of the date set forth in the first paragraph hereof.


                                   COMPANY:

                                   Align Technology, Inc.



                                   By:________________________________________
                                      Zia Chishti, Chief Executive Officer
                                      442 Potrero Avenue
                                      Sunnyvale, CA  94086

                                   Exhibit A

                        SCHEDULE OF SERIES A INVESTORS


Kleiner Perkins Caufield & Byers VIII, L.P.
KPCB VIII Founders Fund, L.P.
KPCB Life Sciences Zaibatsu Fund II, L.P.
Muhammad Ziaullah Chishti
Gretchen Daily
Leela DeSouza
Mark DeSouza
Ann Ehrlich and Paul Ehrlich
Barbara Freyburger and Peter Freyburger
Barbara Garvey and James Garvey
Pam Green
Nick Lapham
Apostolos Lerios
Garret McDonald
Rachel Obstler
Richard Ridgley
Diane Voght and William Voght
Julie Weber
Christopher Wirth
Kelsey Wirth
Timothy Wirth
Wren Wirth
Robin Kellogg
David Golob
Greg Wadden
Dan Huttenlocher
Professional Community Management of California, Inc.
John Larson
Theros Logothetis
F. Scott Jackson, Esq.
Nitin Mehta
Edward G. Hall and Elaine C. Hall
Carly M. Kurth
Amy N. Kurth
Richard C. and Margaret A. Kurth
Krista L. Danner
Gregory D. Danner
Dennis and Rona Danner

                                  Exhibit A-1

                                   Exhibit B

                        SCHEDULE OF SERIES B INVESTORS


Domain Partners III, L.P.
3i Bioscience Investment Trust plc
DP III Associates, L.P.
Kleiner Perkins Caufield & Byers VIII, L.P.
KPCB VIII Founders Fund, L.P.
KPCB Life Sciences Zaibatsu Fund II, L.P
Gordon Gund
Grant Gund
Zachary Gund
Gordon Gund - Grant Gund Trust
Gordon Gund - Zachary Gund Trust
Mehta Family Partners for Series B
John Larson
Ike Udechuku
Russell Byers, Jr.
Paul and Anne Ehrlich
Josh Green
Wren Wirth
Timothy Wirth
Kelsey Wirth
Christopher Wirth
Warren Thaler
The Mandato Family Trust
Robert Grady
Nick Lapham
Gretchen Daily
Pam Green
Steve Nichols
Garrett McDonald
Professional Community Management of California
James Heslin
David Golob
Omar Ralph Godin
Ross Miller
Karen Terrey
The Van Linge Family Trust, Bradley V. Van Linge and
Stephanie W. Elkins Co-Trustees
F. Scott Jackson
Barbara and James Garvey
Rachel Obstler
Leela DeSouza

                                  Exhibit B-1

Carly M. Kurth
Amy N. Kurth
Richard C. and Margaret A. Kurth
Krista Danner
Gregory D. Danner
Dennis and Rona Danner

                                  Exhibit B-2

                                   Exhibit C

                        SCHEDULE OF SERIES C INVESTORS


QuestMark Partners, L.P.
QuestMark Partners Side Fund, L.P.
Kleiner Perkins Caufield & Byers VIII, L.P.
KPCB VIII Founders Fund, L.P.
Domain Partners III, L.P.
3i Bioscience Investment Trust plc
Gordon Gund
Grant Gund
Zachary Gund
Grant Gund 1978 Trust
G. Zachary Gund 1978 Trust
Vector Later-Stage Equity Fund II (Q.P.), L.P.
Vector Later-Stage Equity Fund II, L.P.
Bayview 99 I, L.P.
Bayview 99 II, L.P.
BancBoston Robertson Stephens
Gretchen Daily
Paul and Anne Ehrlich
David Golob
Pam Green
F. Scott Jackson
Richard and Margaret Kurth
Nick Lapham
John Larson
Garrett McDonald
Mehta Family Partners
Professional Com. Mgmt of CA
Christopher Wirth
Kelsey Wirth
Timothy Wirth
Wren Wirth
James Heslin
Karen Terrey
Ike Udechuku
Brad Van Linge
Jae Ahn
Rafael Arapeles
Dr. Andy Barron
Joe Breeland
Doug Bukaty
Ka Man Cheang

                                  Exhibit C-1

Julie Child
Julie Dela Fuente
Gene Detwiler
Trang Duong
Francisco Garcia
Marty Graham
Robert Hall
Beth Halloran
Cynthia & Joe Huber
Robert Huber
Ed Ivers
Bruce Jacobs
Alamgir Khan
Dr. James Kohl
Eric Kuo
Grace & Ben Kuo
Min-Jin Kuo
Helen Lear
Can Nguyen
Scott O'Neil
Elena Pavlovskaia
Mari Sawtelle
Lisa Scott
Bill Steuben
Ray Stewart
Jeff Tunnell
Russell Whorton
Cliff Williams
Ian Williams
Andrew Trosien
Allen Lee
Len Hedge
Kay White
Alex Benton
Elliott Benton
Ethan Benton
Meredith Benton
Leland Benton
Michele Beers
Jonathon and Leilani Beers
Raymond James & Assoc. Inc. CSDN FBO
Ronald B. Cooper DDS PA MPPP
John V. Terrey
Jeffrey D. Terrey
Janice Sykes
Rita or Troy P. Miller Jr.

                                  Exhibit C-2

Pearl C. Vargha

                                  Exhibit C-3